Exhibit 99.1.1

PURCHASE AGREEMENT

Dated as of November 24, 2003

By and Among

THOMAS E. ROBINSON,

CROWN POINT, L.L.C.,

CROWN POINT MANAGER, INC.,

and COPT ACQUISITIONS, INC.

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PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made as of the            day of November, 2003, (the “Effective Date”) by and among THOMAS E. ROBINSON (“Robinson”), CROWN POINT, L.L.C., a Delaware limited liability company (the “Company”), CROWN POINT MANAGER, INC., a Maryland corporation (“CPM” and, collectively with Robinson, the “Seller”) and COPT ACQUISITIONS, INC., a Delaware corporation, or its permitted assigns (collectively the “Purchaser”).

RECITALS

A.            Robinson & CPM are the owners of 100% of the membership interests in the Company.  (All of the membership interests in the Company are defined as the “Interests.”)

B.            The Company owns the Property (as defined below).

C.            Robinson & CPM desire to sell the Interests and Purchaser desires to purchase the Interests, subject to and upon the terms and conditions hereinafter set forth.

In consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO SELL AND PURCHASE INTERESTS

Section 1.1.           Definitions.  For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:

“Certificate of Formation” means that certain Certificate of Formation of Crown Point L.L.C., as amended, and filed with the Delaware Office of the Secretary of State.

“Operating Agreement” means that certain Second Restatement of Limited Liability Company Agreement dated November 7, 2002, a true and correct certified copy of which is attached hereto along with other Organizational Documents as Exhibit A.

“Tenant Deposits” means all security deposits, paid or deposited by the Tenants to the Company, as landlord, or any other person on the Company’s behalf pursuant to the Tenant Leases (together with any interest which has accrued thereon, but only to the extent such interest has accrued for account of the respective Tenants).

“Tenant Leases” means (i) all leases, rental agreements or occupancy agreements, and all renewals, amendments, modifications and supplements thereto, together with (ii) any renewals and modifications thereof and any new leases entered into after the Effective Date.  Tenant Leases include subleases, franchise agreements or similar occupancy agreements entered into by Tenants which, by their nature, are subject to Tenant Leases.

“Tenants” means all persons or entities leasing, renting or occupying space within the Improvements pursuant to the Tenant Leases, including any subtenants, licenses, concessionaires, franchisees or other persons or entities whose occupancy is derived through Tenants.

Section 1.2.           The Property.  Subject to the terms and conditions of this Agreement, Seller agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Seller the Interests.  Seller represents that the Company owns all of the following (hereinafter known as the “Property”):

(a)           the parcel of land in the County of Montgomery, Maryland, known as Crown Point, located at 400 Professional Drive, Gaithersburg, Maryland  20879 and more particularly described in Exhibit B attached hereto as a part hereof (the “Land”);

(b)           all buildings (including but not limited to the office building that is on the Land as of the date hereof) [the “Building”], structures, equipment and other improvements on the Land (the “Improvements”);

(c)           all easements, rights-of-way and appurtenances belonging to the Land and all rights of Seller in the land lying in the bed of any road, street or alley, open or proposed, which adjoins the Land;

(d)           all equipment, furniture, furnishings, supplies and other personal property and fixtures of every description, if any, owned by the Company and located in or on, or attached to, or used in connection with the Land or Improvements, except as shown on Schedule 1.2(d) (hereinafter referred to as the “Personal Property”);

(e)           all of the Company’s right, title and interest as lessor in and to the Tenant Leases and, subject to the terms of the respective applicable Tenant Leases, the Tenant Deposits;

(f)            all of the Company’s right, title and interest in, in all contract rights related to the Land, Improvements or Personal Property, to the extent assignable, including, without limitation, the Company’s interest in the following:  maintenance, construction, commission, architectural, engineering, parking, supply or service contracts, warranties, guarantees and bonds and other agreements related to the Improvements or Personal Property that will remain in existence after Closing (as hereinafter defined) (collectively, the “Service Contracts”);.

(g)           all of the Company’s right, title and interest in, to and under any licenses certificates of occupancy, and permits and approvals issued by any governmental authority and relating to the Land, Improvements, Personal Property or Service Contracts, to the extent assignable (the “Permits”);

(h)           all of the Company’s right, title and interest, if any, to the extent assignable or transferable, in and to the name “Crown Point” and all names, trade names logos associated or used in connection with the Property and all trademarks and all local and toll-free telephone numbers and listings used by the Company exclusively in the operation and identification of the Improvements; and

(i)            all of the Company’s right, title and interest, if any, to the extent assignable or transferable, in and to all other intangible rights, titles, interests, privileges and appurtenances owned by the Company’s and related to or used exclusively in connection with the ownership, use or operation of the Land or Improvements..

The Property shall not include the cash balances in the bank accounts shown on Schedule 1.2 (the “Cash Accounts”).

Section 1.3.           Purchase Price, Pass-Throughs.

The purchase price to be paid by Purchaser to Seller for the Interests shall be fixed at TWENTY-TWO MILLION FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($22,400,000.00) (hereinafter referred to as the “Purchase Price”), payable as follows:

(a)           FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) cash in earnest money to be delivered in escrow (the “Escrow”) to Pioneer Title, acting as escrow agent (the “Escrow Agent”) to be delivered simultaneously with the execution hereof by Purchaser (such deposit, plus all interest earned thereon, being hereinafter referred to as the “Deposit”).  The parties hereby agree that, pending the closing hereunder or the termination of this Agreement, the Deposit shall be deposited in a federally insured interest bearing account.  The Tax Identification Number of the Purchaser is 23-2946433.  If the transaction contemplated by this Agreement is consummated in accordance with the terms hereof, the Deposit shall be credited against the cash due on the Closing Date (as hereinafter defined).  In the event the transaction contemplated by this Agreement is not consummated in accordance with the terms hereof, the Deposit shall be delivered in accordance with Section 3.2 hereof and other applicable provisions of this Agreement.

(b)           Purchaser, through its acquisition of the Interests shall reaffirm the obligations of the Company (the “Loan”) under that certain Consolidated Amended and Restated Promissory Note dated on or about November 19, 2002 (the “Note”), payable to Morgan Stanley Dean Witter Mortgage Capital, Inc. (“Lender”), and all documents securing the Note as listed on Schedule 1.3(b) (the “Existing Mortgage”) held by the holder of the Existing Mortgage as security for the Note.  The principal balance of the Note as of December 31, 2003, will be approximately SIXTEEN MILLION SEVEN HUNDRED NINETY-THREE THOUSAND FIVE HUNDRED SIXTY-ONE AND 57/100 DOLLARS ($16,793,561.57) and interest which accrues on the Note at a rate of approximately 6.25% will be paid by Seller through the Closing Date.  The exact amount of the Note shall be fixed as of the Closing Date.  Said reaffirmation shall be without material change in the terms of the Existing Mortgage, with Purchaser or its principals reaffirming, from and after the Closing Date, (i) the liability, if any, of the Company and its principals in the Environmental Indemnity Agreement, which agreement was executed by the Company and Thomas E. Robinson, and (ii) the Guaranty of any carveouts from the non-recourse provisions of the Existing Mortgage, which Guaranty was executed by Thomas E. Robinson.

(c)           The balance of the Purchase Price, after a credit for the Deposit and the reaffirmation of the Company’s obligations under the Note which shall occur simultaneously with the transfer of the Interests (using the principal balance thereof on the Closing Date), shall be payable by federal wire transfer or other good funds to be received by Seller on the Closing Date (as hereinafter defined), such amount to be increased or decreased by prorations and other adjustments, including interest, as provided herein.

Section 1.4.           Indivisible Economic Package.  Purchaser has no right to purchase, and Seller has no obligation to sell, less than all of the Interests, it being the express agreement and understanding of Purchaser and Seller that, as a material inducement to Seller and Purchaser to enter into this Agreement, Purchaser has agreed to purchase, and Seller has agreed to sell, all of the Interests, subject to and in accordance with the terms and conditions hereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1.           Representations and Warranties of Seller.  Seller represents and warrants to Purchaser as follows, which representations and warranties are true as of the date of this Agreement and shall be true as of the date of Closing:

(a)           Company’s Authority.  The Company is a duly organized and validly existing Delaware limited liability company, and is in good standing.  The Company has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereunder.  The person signing this Agreement on behalf of the Company has been duly authorized by the Company to do so.  The Operating Agreement has not been modified, amended or changed in any way since the execution thereof, and the Operating Agreement constitutes the entire operating agreement of the Company.  The Articles of Organization have not been modified, amended or changed in any way since the execution thereof, and the Articles of Organization included as part of  Exhibit A constitute the entire articles of organization of the Company.  Seller shall not make or permit any modification of or amendment to the Operating Agreement or the Articles of Organization of the Company after the Effective Date to and until the Closing Date.

(b)           CPM’s Authority.  CPM is a duly organized and validly existing Maryland corporation, and is in good standing.  CPM has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereunder.  The person signing this Agreement on behalf of CPM has been duly authorized by CPM to do so.

(c)           Consents.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, require any approval, consent, authorization or order of, or filing with, any private party or any governmental agency or body, or violate any law, rule or regulation, or any order, arbitration award, judgment or decree to which Seller is a party or by which it or any of the Property is bound.

(d)           Seller’s Title.  CPM and Robinson collectively own one hundred percent (100%) of the Interests of the Company, and will transfer unencumbered ownership of such Interests to Purchaser at Closing.  As of Closing, there will be no members of the Company other than the Seller.  At Closing, Seller will transfer the Interests owned by it to Purchaser free and clear of any restrictions on transfer, assignment or sale, liens, encumbrances, exceptions, taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, liabilities, covenants, agreements and demands.  The foregoing notwithstanding, Purchaser acknowledges that the Interests are not registered under the Securities Act of 1933, or any other federal or state securities laws, and may be subject to any restrictions on resale that may be applicable thereunder, if any.  The Seller is not (and at Closing will not be) party to any voting trust, proxy, or other agreement or understanding with respect to the Interests (other than the Operating Agreements).

(e)           Title to Property.  The Company owns good and marketable, fee simple title to the Property, free and clear of all liens, defects and encumbrances except:

(i)            The Tenant Leases.  Attached as Schedule 2.1(e)(i) is a rent roll for the Property, dated as of the Effective Date, which, to Seller’s knowledge, is true and correct in all material respects as of the date thereof.  Except as set forth in Schedule 2.1(e)(i), there are, to Seller’s knowledge, no leases, license agreements or other occupancy agreements (or any amendments or supplements thereto) now in effect with respect to the Property other than as reflected on the rent roll.  Schedule 2.1(e)(i) also includes a schedule of the Tenant Deposits, together with any interest that may be required under the Tenant Leases to be accrued thereon as of the Closing Date.  No more than five (5) days before Closing, Seller shall provide an updated rent roll, which, to Seller’s knowledge shall be true and correct in all material respects as of the date thereof.;

(ii)           Permitted Exceptions (as defined herein); and

(iii)          Existing financing of the Land, Improvements and the Interests which shall be paid off no later than the Closing Date.

(f)            Real Estate Agents; Disclosure.  Seller has employed and agreed to pay a commission to CB Richard Ellis of Virginia, Inc. as broker (“Broker”) pursuant to a separate agreement. No other fees or commissions are payable to any other persons with whom Seller may have dealt. Certain members of Seller are agents of and have an ownership interest in Broker.

(g)           Pending Litigation.  Except as shown on Schedule 2.1(g), Seller warrants that, as of October 31, 2003, it has received no written notice of and has no actual knowledge of any pending or threatened litigation or other judicial or administrative proceeding, affecting the Interests and/or the Property or the Company, including, without limitation, condemnation or exercise of the right of eminent domain or bankruptcy.  The Company is not contemplating either (i) the filing of a petition by it under any bankruptcy or insolvency laws (and Seller has no actual knowledge of any person contemplating the filing of any such petition against the Company), or (ii) the liquidation of all or a major portion of the assets of the Company except the sale of the Interests hereunder.

(h)           Contracts.  Attached as Schedule 2.1(h) is a list of the Service Contracts, which list, to Seller’s knowledge, is true and correct in all material respects as of the date hereof.  To Seller’s knowledge, other than the Service Contracts, and as may be reflected within the Tenant Leases and Permitted Exceptions, there are no service contracts to which the Company is a party that will be in effect as of the Closing Date that are not terminable within thirty (30) days without cause or penalty. To Seller’s knowledge, there are no other agreements or contracts, including but not limited to those for the sale, option to sell, lease or manage, with respect to the Property and its operation, use and maintenance, that will be in effect upon Closing.

(i)            Leasing Commissions.  All leasing commissions due CB Richard Ellis, Inc. have been paid (or will be paid by Seller prior to Closing) for the initial terms of the Leases.  Broker is the exclusive leasing agent for the Property, and no other brokers or agents are entitled to be paid any commissions or finder’s fees in connection with the leasing of the Building.  Seller shall deliver to Purchaser within five (5) days of the date hereof (i) a complete copy of the leasing agreement with Broker, including all provisions relating to any renewal commissions, and all provisions relating to new tenants, and (ii) the current Property Management Agreement with Broker.  Notwithstanding anything contained herein, Purchaser shall be responsible for the leasing commissions and tenant improvements outlined on Schedule 2.1(i)(1) attached hereto.  Other than the agreement with CB Richard Ellis, Inc, there are no other agreements (i) providing for the payment from and after the Closing Date of leasing commissions or fees for procuring tenants with respect to the Property, or (ii) except as shown on Schedule 2.1(i)(2)to Seller’s knowledge, providing for the payment of any leasing commissions or fees upon the future exercise by such tenants of extension or expansion rights set forth in their Leases.

(j)            Taxes.  The Company is not delinquent in its obligation to file Federal, state and local income tax returns, and/or limited liability company annual or other filings in Delaware or Maryland, required to be filed by it, nor to pay Federal, State and local income taxes and/or limited liability company annual or other filing fees in Delaware or Maryland required to be paid by it.  Seller will cause final income tax returns for the Company to be filed for the partial tax year ending on the Closing Date prior to delinquency, will pay all taxes due from it in connection or as shown on such filings prior to delinquency, and will provide a copy thereof to Purchaser promptly after filing.  In addition, Seller will, prior to Closing, cause the Company to file all applicable business tax returns, personal property tax returns and/or limited liability company filings in Delaware and Maryland that are then required to be filed (e.g., for all tax reporting periods that are “closed” as of the Closing Date) even if the date of delinquency for such tax filings would not occur until after the Closing Date, and will pay all taxes and/or fees due in connection with or as shown on such filings.

(k)           Environmental Conditions.  Except with respect to issues (a) disclosed in any environmental report(s) furnished to Purchaser by the Company or Seller, or otherwise obtained by Purchaser during the Study Period (collectively, the “Phase I Report”), or (b) otherwise disclosed by the Company or Seller to Purchaser in writing during the Study Period, to Seller’s knowledge, no Hazardous Materials are located upon or within the Property.  The term “Hazardous Materials” shall mean:  (A) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and related regulations; (B) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and related regulations; (C) oil petroleum products and their byproducts; (D) any hazardous levels of asbestos or radon gas; (E) polychlorinated biphenyls (PCBs); (F) flammable explosives; and (G) radioactive materials.  Seller has not received a summons, citation, directive, notice, complaint or other written communication from the United States Environmental Protection Agency or the

Maryland Environmental Service or other governmental authority concerning any alleged violation of any environmental law or rule or regulation at the Land.

(l)            Financial Information.  To Seller’s knowledge, Schedule 2.1(l) contains a true, correct and complete Schedule E of the 2002 federal tax return for the Company and (ii) accurately reflects true and correct statements of profit and loss and the budget of the Company with respect to the Property for calendar year 2002 and year-to-date for calendar year 2003 from the management, leasing, maintenance, repair and operation of such Property for such periods.

(m)          Employees of Company.  Since its formation and through the Effective Date, the Company has no employees and/or employment agreements or understandings (whether written or verbal) with any person, nor is the Company party to any union contract or collective bargaining agreement.

(n)           Single Purpose Entity.  The Company is a single purpose entity with its sole business purpose being the ownership, operation and management of the Property.

(o)           Liabilities.  Except for liabilities incurred in the ordinary course of business which shall be satisfied on or before the Closing, the Company, to the best of Seller’s knowledge, has no liabilities (current or contingent, asserted or unasserted) of any nature except for the liabilities expressly described in this Agreement under the Permitted Exceptions and the Service Contracts, including, without limitation, no contract liabilities, tort liabilities or tax liabilities.

(p)           Tenant Inducement Costs.  The Company has performed, or will perform at or prior to closing, all of the duties, liabilities and obligations imposed upon the Company by the terms, provisions and conditions contained in the Tenant Leases and accruing on or prior to the date hereof, and there are no Tenant Inducement Costs (as defined herein) that remain to be paid or performed by any Seller as landlord under the Tenant Leases, including all hard and soft construction costs (whether payable to the contractor or the tenant), tenant allowances, moving expenses and other out-of-pocket costs, or that remain unused, including any rent abatements. For purposes of this Section 2.1(p), “Tenant Inducement Costs” shall mean any out-of-pocket payments required under the Tenant Leases to be paid by the Company, as landlord thereunder, to or for the benefit of tenants, any rent abatement or other rent concessions granted to tenant, which are in the nature of a tenant inducement, including specifically, but without limitation, tenant improvement costs, improvement costs for improvements to the Property generally, lease buyout costs, free rent and moving, design, refurbishment and other allowances and leasing commissions, except as shown on Schedule 2.1(p).

(q)           Compliance with Laws.  To Seller’s knowledge, neither Seller nor Company has received any written notice of any violation of any federal, state, county or municipal laws, ordinances, regulations and requirements affecting the Property or any portion thereof (including the conduct of business operations thereon), or of any recorded covenants, easements or other agreements affecting the Property.

(r)            Loan Current.  All payments due on the Loan are current through the date of this Agreement; no default exists under the Loan or the Existing Loan Documents; the following amounts are held in escrow by Lender, or an agent for Lender, for taxes or insurance:  taxes - $51,311.81, insurance -  $39,390.97; and there are no side letters or other agreements relating to the Loan that have not been delivered to Purchaser.

(s)           Survival.  Seller’s liability for a breach of the foregoing warranties and representations, set forth in (a)-(r) above shall survive Closing for a period of one (1) year.

(t)            Seller’s Knowledge.  Whenever the phrases “to Seller’s knowledge” or “to the best of Seller’s knowledge” are used in this Agreement or in any representations and warranties given to Purchaser at Closing, such knowledge shall be the actual knowledge of Thomas E. Robinson.

Section 2.2.           Representations and Warranties of Purchaser.  Purchaser represents and warrants to Seller as follows:

(a)           Purchaser’s Authority.  Purchaser is duly organized and validly existing under the laws of the State of Delaware and is in good standing. Purchaser has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereunder.  The person signing this Agreement on behalf of Purchaser has been duly authorized to do so.

(b)           Real Estate Agents.  Purchaser has not dealt with any brokers, and no commissions are payable by Purchaser to any persons as a result of Purchaser’s acquisition of the Interests, or otherwise arising from Purchaser’s obligations under this Agreement.

(c)           Non-Contravention.  The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organic documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.

(d)           Consents.  No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby.

ARTICLE III

CONDITIONS TO THE PARTIES’ OBLIGATIONS

Section 3.1.           Study Period.  Seller has provided Purchaser with the following information or will provide within five (5) days following execution of this Purchase Agreement:

(a)           Copies of the Tenant Leases, amendments, side letters, and any other documents relating to the leasing of the Property or any unexecuted leases being considered by Seller, including, without limitation, copies of any lease abstracts, tenant contact sheets, current delinquency report and most recent year-end reconciliation of pass-throughs to tenants.

(b)           A copy of all building plans and specifications (civil, architectural and structural) for the Building, including current as-builts, photographs, CAD drawings, mechanicals and identification of utility meters and submeters in Seller’s possession.

(c)           Copies of all existing geotechnical, environmental, soils and building structural reports prepared for Seller (collectively, the “Reports”).

(d)           A copy of the existing owner’s title insurance policy insuring Seller and copies of all of the underlying title exception documents referenced therein which are in Seller’s possession.

(e)           A copy of the current ALTA/ACSM plat of survey of the Property.

(f)            A copy of the zoning letter from the City of Gaithersburg dated November 4, 2002 stating that the Property is zoned MXD, Mixed Use Development under the Zoning Ordinance of the City of Gaithersburg.

(g)           Copies of all Service Contracts (including, without limitation, all leasing, commission and brokerage agreements, all property management agreements and all employment agreements).

(h)           A copy of the CD-Rom which contains copies of all closing documents from the November 2002 Loan closing with Lender, along with the subsequently executed Loan Modification Agreement.

(i)            Copies of all guarantees and warranties relating to the construction of the building and its components, including, but not limited to, any personal property, the roof, elevators and the heating and air conditioning system, in Seller’s possession that are still in effect.

(j)            Copies of certificates of insurance evidencing Seller’s insurance coverage for the Property.

(k)           Copies of real estate and personal property tax statements for the current and previous three (3) tax years, and if received by Seller, the valuation notice issued with respect to the Premises for the coming tax year.

(l)            Copies of all utility bills in Seller’s possession or the possession of Seller’s property manager.

(m)          Copies of operating budgets for the Property, including projected capital expenditures, for the current year and the immediately subsequent year, copies of the income expense statements, including capital expenditures, for the past three (3) years accurately reflecting Seller’s cost of operation of the Property and copies of the general ledger, solely as it relates to the Property and not to any other properties of Seller or the Company, for the current year and the immediately preceding calendar year.

(n)           Schedule of personal property, to be provided within ten (10) days of the Execution Date.

(o)           Certificate of Occupancy for shell space.

(p)           Any other documentation that is in Seller’s possession and is reasonably necessary for Purchaser to complete its due diligence prior to the expiration of the Study Period and to ensure that all matters relating to the Property are satisfactory to Purchaser.

At all times during the Study Period, and, if this Agreement is not sooner terminated pursuant to the provisions hereof, through Closing, Purchaser, its agents, employees, representatives and contractors, at Purchaser’s sole cost and expense, shall have the following rights: (i) to enter upon the Property during normal business hours upon giving reasonable notice to Seller to perform such tests, inspections and examinations of the Property as Purchaser deems advisable, including the structural condition of, and all electrical and mechanical systems contained in, the Improvements, and to make investigations with regard to title to the Property, matters of survey, flood plain of the Property, environmental surveys, utilities availability, zoning and building code and other applicable governmental requirements with regard to the Property and the use thereof; and (ii) to investigate and review Seller’s books and records relating to the Property and all documentation delivered to Purchaser pursuant to the provisions of this Section.  With respect to the foregoing investigations, Seller shall have the right to have a representative present while such investigations are being conducted by Purchaser and/or its agents, employees, representatives and contractors.  In conducting such investigations, Purchaser, its agents, employees, representatives and contractors, may enter upon the Property and do all things necessary in connection therewith, provided they do not materially adversely affect the Property or violate the rights of the tenants under the Tenant Leases or unreasonably interfere with the use and occupancy of the Property by the tenants.  After completing the foregoing investigations, Purchaser and its agents, employees, representatives and contractors shall restore the Property to the same condition in which it existed prior to conducting such investigations.  Purchaser shall indemnify, defend  and hold Seller harmless from and against all costs, loss, liability, damage and expense, of every kind and nature, including reasonable attorneys’ fees and costs, arising out of the activities of Purchaser and its agents, employees, representatives and contractors upon the Property pursuant to the terms of this Agreement.  The foregoing repair and indemnity provisions shall survive any termination of this Agreement, and if this Agreement is not terminated, shall survive Closing.

During the Study Period, Purchaser and Seller shall work together to diligently pursue the approval of the reaffirmation of the Existing Mortgage and Seller’s release from all liability under the Loan, except to the extent such liability arose prior to the Closing Date, pursuant to Lender’s  checklist, attached hereto as Schedule 3.1.  To this end, Purchaser shall supply to the holder or servicer of the Existing Mortgage such financial information, background information and supporting data relating to the Purchaser as the holder or servicer of the Existing Mortgage may request.  Purchaser shall pay any fee charged by Lender in connection with Purchaser’s reaffirmation of the Company’s obligations under the Loan, provided, however, that such fee shall not be any greater than .5% of the outstanding balance of the Loan, and make any deposits of fees and costs as may be required to formally apply for the Lender’s approval of Purchaser’s ownership of the Interests in the Company.  In addition, Purchaser shall pay all of Lender’s costs and expenses associated with Purchaser’s reaffirmation of the Company’s obligations under the Loan, including Lender’s attorney’s fees, which costs and expenses shall be paid pursuant to a separate written agreement between Purchaser and Seller.

Seller has delivered or will deliver pursuant to this Section 3.1, to Purchaser the most current title insurance policy and the current survey with respect to the Property.  Purchaser shall obtain a current commitment for title insurance (the “Commitment”), issued by Anchor Title Company (the “Title Company”).  Purchaser shall also obtain, at its sole cost and expense, a new survey of the Property, or at Purchaser’s election, Purchaser may obtain a recertification of the survey delivered to Purchaser by Seller (in either case, the “Survey”).  Purchaser will have until the expiration of the Study Period to examine title to the Property and to notify Seller in writing of any objections to title that may be revealed by Purchaser’s examination (called herein the “Notice of Title Objections”).  Purchaser will deliver to Seller, promptly after its receipt by Purchaser, a copy of the Commitment and a copy of the Survey.  The Notice of Title Objections, if and when delivered by Purchaser to Seller, shall enumerate all title exceptions or objections that are unacceptable to Purchaser (and all such title exceptions and objections that are not so enumerated as unacceptable to Purchaser shall be deemed to be acceptable, shall become Permitted Exceptions for all purposes of this Agreement).  In the event that Purchaser fails to give a Notice of Title Objections on or before the expiration of the Study Period, then such failure to timely notify Seller will constitute a waiver of such right to object to any title defects, and this Agreement will remain in full force and effect in accordance with its terms and the purchase and sale contemplated hereby will be closed as herein provided, with all exceptions shown on the Commitment, being deemed acceptable to Purchaser.

If Purchaser has timely given a Notice of Title Objections as set forth above, Seller will have the right, but not the obligation (unless otherwise expressly set forth below in this subsection), until on or before ten (10) calendar days after the date on which Purchaser delivered its Notice of Title Objections (the “Title Objection Date”), within which to cure any such objections.  If Seller cures such objections within the foregoing 10-day period, or, if such objections are such that they cannot be cured within ten (10) calendar days, and Seller has commenced curing such objections and thereafter diligently proceeds to perfect such cure (but in no event beyond forty-five (45) days unless agreed to by Purchaser), then this Agreement shall continue in force and effect, and the Closing Date shall be adjusted accordingly.  If Seller is unable to, or chooses not to, cure such objections within the time permitted, then Purchaser may elect either (i) to terminate this Agreement by written notice to Seller and Title Company, in which event the Deposit shall be returned to Purchaser, this Agreement shall terminate, and the parties shall have no further obligations or liabilities hereunder (except for any obligations which expressly survive termination), (ii) to pay over to the Title Company the amount necessary to cause the applicable liens and Title Objection(s) to be removed from title, which amount shall not exceed $50,000.00, in which event the Purchase Price payable hereunder shall be reduced by a like amount, or (iii) to waive the unsatisfied Title Objections and proceed to Closing, in which event the unsatisfied Title Objections will become Permitted Exceptions.

Notwithstanding anything set forth in this Agreement to the contrary, whether or not Purchaser objects to the same, Seller shall have an obligation (i) to pay (at or prior to Closing) any amount due in order to satisfy or remove from record title by bonding off or otherwise any mortgages, deeds of trust and liens or encumbrances that secure the payment of money (the “Monetary Liens”), other than the Existing Mortgage, and Seller hereby irrevocably authorizes Escrow Agent to deduct from the Purchase Price at Closing the amount necessary to pay off or discharge all such Monetary Liens, and (ii) to cure and remove from record title (at or prior to

Closing) all liens and other title exceptions created or filed against the Property after the Effective Date and not consented to in writing by Purchaser (collectively, the “Mandatory Cure Items”).

Any easements, covenants, restrictions, exceptions of record (other than Mandatory Cure Items) that are shown on the Commitment to which Purchaser has not objected as set forth above, together with (a) all laws, ordinances, statutes, orders, requirements and regulations to which the Property is subject, and (b) all terms, conditions and provisions of all written leases of space for all or any portion of the Property shown on Schedule 2.1(e)(i) or entered into after the Effective Date in accordance with this Agreement, and (c) any exception from an updated survey, are hereinafter collectively referred to as “Permitted Exceptions.”  If Purchaser does not deliver the Termination Notice, Purchaser shall be deemed to have approved the Permitted Exceptions.

Purchaser shall have until 5:00 p.m. on that date that is thirty (30) days following the Effective Date, to complete its review of the above information (the “Study Period”).  Should Purchaser in its sole and absolute discretion find exception to any of the foregoing materials or for any other reason, Purchaser shall have the right to terminate this Agreement by written notice to the Seller prior to the expiration of the Study Period. In the event Purchaser does not elect to terminate this Agreement prior to the expiration of the Study Period, the Deposit shall become non-refundable except as otherwise provided herein, this Agreement shall become firm, and the Purchaser and Seller shall proceed to Closing in accordance with the terms of this Agreement. If prior to the expiration of the Study Period, Purchaser notifies Seller it does not desire to purchase the Interests then this Agreement shall be deemed terminated and neither party shall have any liability to the other except for the obligation to return the Deposit to Purchaser, Purchaser’s obligation to restore the Property and the indemnity and confidentiality provisions expressly outlined herein which survive termination and/or Closing.

Notwithstanding anything in this Agreement to the contrary, in addition to Purchaser’s termination rights set forth in this Section 3.1, after receipt by Purchaser of the initial drafts of the documents required by Lender to assume the Loan (the “Assumption Documents”), Purchaser shall have a fifteen (15) Day period to review the terms, conditions and provisions thereof (the “Assumption Document Review Period”).  If Purchaser determines within the Assumption Document Review Period that it is not satisfied with the terms, conditions and provisions of the Assumption Documents, Purchaser shall have the right to terminate this Agreement by delivering written notice to Seller within the Assumption Document Review Period, in which event, the Deposit shall be returned to Purchaser, this Agreement shall terminate and no longer be of any force or effect, and no party shall have any further liability or obligation hereunder except for those obligations that expressly survive termination of this Agreement.  If Purchaser determines after the Assumption Document Review Period that it is not satisfied with the terms, conditions and provisions of the Assumption Documents, Purchaser shall have the right to terminate this Agreement by delivering written notice to Seller, in which event, the Deposit shall be returned to Purchaser (less Two Hundred Thousand Dollars ($200,000.00) which shall be delivered to Seller as liquidated damages), this Agreement shall terminate and no longer be of any force or effect, and no party shall have any further liability or obligation hereunder except for those obligations that expressly survive termination of this Agreement.

Prior to Closing, Purchaser shall treat all information obtained by Purchaser pursuant to the terms of this Agreement as strictly confidential, shall not disclose any such information to any other person and shall not use any such information for any purpose other than the investigation of the Property so as to confirm its acceptability for purchase hereunder.  Notwithstanding the foregoing, Purchaser shall have the right to disclose such information to potential lenders, its attorneys, accountants, engineers, consultants, and employees.

If Purchaser shall terminate this Agreement as provided herein, within three (3) business days of such termination, Purchaser shall return to Seller the originals and all copies of all material relating to the Property furnished to Purchaser pursuant to this Agreement and shall not make or retain any copies thereof.

Seller shall terminate, effective as of Closing, all Service Contracts, including without limitation, the Property Management Agreement with Broker (as defined in Section 2.1(i)) that are rejected pursuant to written notice delivered by Purchaser to Seller no later than 5:00 P.M. on the last day of the Study Period.  The parties shall prorate any costs incurred to the extent Seller is unable to provide at least thirty (30) days’ notice of termination to the applicable vendors under the Service Contracts.

Section 3.2.           Conditions to Purchaser’s Obligations.  If any of the following conditions are not satisfied on or before the Closing, Purchaser may, at its option, waive any such condition in writing and proceed to the Closing or terminate this Agreement by written notice to Seller, in which case the Deposit shall be promptly refunded to Purchaser and thereafter none of the parties shall have any further liabilities to the others hereunder except for any provisions hereof that expressly survive termination of this Agreement:

(a)           All of the representations and warranties of Seller hereunder shall be true and correct in all material respects as of the date of Closing.

(b)           There shall have been no material, adverse change in the condition of the Property.

(c)           Seller shall have performed in all material respects all of its obligations required to have been performed hereunder on or before the Closing.

(d)           Seller and Purchaser shall have obtained the consent of the holder of the Existing Mortgage to the sale of the Interests and the reaffirmation of the Existing Mortgage by Purchaser, as owner of the Interests in the Company.  Seller and/or Purchaser shall each have the option of extending the Closing Date by up to 60 days in order to obtain such consent by sending written notice to the other party of this extension.

(e)           Not later than five (5) days prior to the Closing Date, Seller shall provide to Purchaser estoppel certificates executed by tenants occupying not less than eighty (80%) of the net rentable square foot area of the Building currently leased under the Tenant Leases, as well as for all tenants leasing at least 10,000 square feet of the Building, substantially in the same form as Exhibit E attached hereto (unless the form or substance of an estoppel certificate is otherwise provided in the corresponding Tenant Lease and the applicable tenant requests that its form be utilized, or unless a tenant requests the deletion of Sections 11 and/or 12, which request Purchaser hereby agrees to accept), the execution and delivery of which shall be a condition precedent to Purchaser’s obligation to proceed to Closing hereunder.

Section 3.3.           Conditions to Seller’s Obligations.  If any of the following conditions are not satisfied on or before the Closing, Seller may, at its option, waive any such condition in writing and proceed to the Closing or terminate this Agreement by written notice to Purchaser, and in the case of such termination, the Deposit shall be promptly paid to Seller (except for (iii) below, in which case the Deposit shall be promptly refunded to Purchaser) and none of the parties shall thereafter have any further liabilities to the others hereunder except for any provisions hereof that expressly survive termination of this Agreement:

(a)           All of the representations and warranties of Purchaser hereunder shall be true and correct in all material respects as of the date of the Closing.

(b)           Purchaser shall have performed in all material respects all of its obligations required to have been performed hereunder on or before the Closing.

(c)           Seller and Purchaser shall have obtained the consent of the holder of the Existing Mortgage to the sale of the Interests and the reaffirmation of the Existing Mortgage by Purchaser, as owner of the Interests in the Company.  Seller and/or Purchaser shall each have the option of extending the Closing Date by up to 60 days in order to obtain such consent by sending written notice to the other party of this extension.

ARTICLE IV

CLOSING

Section 4.1.           Date and Place of Closing, Extensions of Closing.  The closing of the transaction contemplated herein (the “Closing”) shall take place at the offices of the Title Company (the “Settlement Agent”) on that date that is the later to occur of (i) ten days after Lender’s approval of Purchaser’s reaffirmation of the Loan as owner of the Interests of the Company,  and the release of Seller from all liability under the Loan arising after the Closing Date and (ii) ten (10) days after expiration of the Study Period, but in no event later than March     , 2004 (the “Closing Date”), or at such other date and location as the parties may otherwise agree.  Seller and Purchaser agree that neither party shall have to attend Closing, provided that each such party satisfies its closing obligations by delivering its closing requirements to Settlement Agent on or prior to the Closing Date.

Section 4.2.           Deliveries at Closing.

(a)           Deliveries by Seller.  At the Closing, Seller shall deliver the following documents to Purchaser, each of which shall be in form and substance reasonably satisfactory to Purchaser:

(i)            An assignment of membership interests substantially in the form attached hereto as Exhibit F, duly executed and acknowledged by Seller (the “Assignment”);

(ii)           A standard affidavit as to mechanics’ liens and rights of parties in possession in form and content acceptable to Seller, such that Purchaser may obtain an Owner’s policy of title insurance at standard rates with affirmative coverage against mechanics’ liens;

(iii)          A certificate from Seller to the effect that it is not a foreign entity subject to the withholding requirements of the Foreign Investment in Real Property Tax Act;

(iv)          Letters to the tenants signed by Seller informing them of the sale of the Interests to Purchaser, in substantially the form attached hereto as Exhibit G;

(v)           Certificate regarding Seller’s representations and warranties required by Section 2.1, duly executed and acknowledged by Seller substantially in the form attached hereto as Exhibit H;

(vi)          Originals of the Tenant Leases which are in the Company’s possession and copies of lease files at the Property, and originals of any maintenance and service contracts that are to be assumed;

(vi)          Keys and access codes (as appropriate) for the Building;

(vii)         For the Company, a document by which Seller (i) resigns as Manager of the Company, (ii) elects (as sole member) Purchaser (or its designee) as the new Manager, and (iii) waives (to the extent necessary) any transfer conditions or restrictions of the Operating Agreement therefor;

(viii)        Certificate of Good Standing for Company issued by the Delaware Secretary of State and a certificate of foreign qualification for Company issued by the Maryland Secretary of State; and

(ix)           Such other documents as are customary or which may be reasonably required to consummate the transactions contemplated hereunder, including, without limitation an affidavit/indemnity in the form in favor of Purchaser’s title insurance company to obtain a “non-imputation endorsement” in Purchaser’s final policy of title insurance.

(b)           Deliveries by Purchaser.  At the Closing, Purchaser shall deliver the following items to Seller:

(i)            The Purchase Price as provided in Section 1.3 of this Agreement, subject to any adjustments made pursuant to Section 4.3 below.

(ii)           Execute and deliver the Assignment evidencing Purchaser’s assumption of the rights and obligations associated with the Interests from and after the Closing Date;

(iii)          All agreements and other instruments required by the holder of the Existing Mortgage for Purchaser’s reaffirmation of the Existing Mortgage and the release of Seller of all obligations to the holder of the Existing Mortgage, to the extent those obligations are incurred after the Closing Date;

(iv)          Execute the letters to the tenants signed by Seller informing them of the sale of the Interests to Purchaser, in substantially the form attached hereto as Exhibit G;

(v)           Certificate regarding Purchaser’s representations and warranties required by Section 2.2, duly executed and acknowledged by Purchaser substantially in the form attached hereto as Exhibit H; and

(vi)          Such other documents as are customary or which may be reasonably required to consummate the transactions contemplated hereunder.

Section 4.3.           Prorations and Closing Costs.  Real estate taxes for the current fiscal tax year in which  the Closing occurs, all storm water assessments and all other charges and assessments of every kind and nature relating to the Property shall be prorated as of the Closing Date (subject to lease provisions).  All rents and operating expenses payable pursuant to existing Tenant Leases for the month in which Closing occurs, as estimated in good faith by Seller and reasonably acceptable to Purchaser, shall be prorated as of the Closing Date. Purchaser shall be considered the owner of the Interests, and accordingly, owner of the Property as of 12:01 a.m. (local time at the Property) on the Closing Date for purpose of the prorations, as if Purchaser were vested with title to the Interests the entire Closing Date.  Seller shall pay:  (i) the costs of preparing the Assignment and other documents Seller is required to deliver at the Closing pursuant to this Agreement and (ii) ½ of any and all State and local recordation, transfer taxes and any sales taxes or fees imposed upon or payable based on the purchase and sale of the Interests, if any, the costs of filing the amendments to the Certificates of Formation and ½ of any and all closing or escrow fees of the Escrow Agent;.  Purchaser shall pay all other costs in connection with acquisition of the Interests, including, but not limited to, (i) examining title to the Property and obtaining title insurance or endorsing Seller’s current title insurance policy; (ii) survey fees and any fees and charges for any investigations conducted by Purchaser during the Study Period; (iii) ½ of any and all State and local recordation, transfer taxes and any sales taxes or fees imposed upon or payable based on the purchase and sale of the Interests, if any, the costs of filing the amendments to the Certificates of Formation and ½ of any closing or escrow fees of the Escrow Agent  (iv) any and all recording fees, including, state and local recordation taxes and clerk’s fees for recording of any Loan or documents required by Lender to evidence the reaffirmation of the Loan); and (v) any and all fees and expenses, if any, charged by the Lender in connection with Purchaser’s reaffirmation of Company’s obligations under the Loan, including but not limited to Lender’s “Assumption” Fee, which shall not exceed .5% of the outstanding amount of the Loan as of the Closing Date.  Each party shall pay its own legal fees and costs.  Seller shall credit Purchaser with an amount, to be applied to the Purchase Price, equal to the aggregate amount of unapplied rent abatements provided to Tenants under the Tenant Leases.  Those unapplied rent abatements shall be pro-rated as of the Closing Date, and are shown on Schedule 4.3.  The prorations to be made at Closing shall be made on the basis of a written statement or statements and all reasonable supporting documentation, including without limitation, invoices, delivered to Purchaser by Seller not less than three (3) business days prior to the Closing Date and approved by Purchaser.

4.3.1        Real estate, personal property and ad valorem taxes for the year of Closing will be prorated between Seller and Purchaser as of Closing Date on the basis of actual bills therefor, if available.  If such bills are not available, then such taxes shall be prorated on the basis of the most currently available tax bills and, thereafter, promptly re-prorated upon the availability of actual bills for the period.  All rebates or reductions in taxes received subsequent to Closing, net of costs of obtaining the same, shall be prorated as of the Closing, when received.  The current installment of all special assessments, if any, which are a lien against the Property at the time of Closing and are being or may be paid in installments shall be prorated as of the Closing Date.

4.3.2        Water, sewer, electric and other utility charges shall be prorated as of the Closing Date.  If consumption of any of the foregoing is measured by meter, Seller shall, prior to the Closing Date, obtain a reading of each such meter and a final bill as of the Closing Date.  If there is no such meter or if the bill for any of the foregoing will not have been issued as of the Closing Date, the charges therefor shall be adjusted at the Closing Date on the basis of the charges of the prior period for which such bills were issued and shall be further adjusted between the parties when the bills for the correct period are issued and, pending receipt of final bills therefor, reasonably estimated prorated amounts paid by Seller shall be held in escrow by the Title Company.  Seller shall receive, at closing, an amount equal to any utility security deposits posted by the Company.

4.3.3        Premiums on insurance policies will not be adjusted.  As of the Closing Date, Seller will cause the Company to terminate their insurance coverage and receive, at Closing, an amount equal to any prepaid premiums, and Purchaser will affect its own insurance coverage.

4.3.4        All Cash Accounts by the Company, and all insurance refunds, utility deposits, and all other prepaid items which are capable of being refunded on cancellation of a contract, shall be distributed to Seller immediately prior to Closing or retained by the Company following Purchaser’s acquisition of the Interests and provided as a credit to Seller at Closing.

4.3.5        The charges and deposits under any transferable and assumed Service Contracts or permitted renewals or replacements thereof shall be prorated and adjusted as of the Closing Date.

4.3.6       All Tenant Security Deposits (together with any accrued interest thereon as may be required by law or contract) shall be credited to Purchaser as of the date of Closing, and to extent Seller has any security deposits held in the form of a letter of credit, such letters of credit shall be assigned to Purchaser as of the Closing Date.

4.3.7        It is agreed that adjustment billings to tenants for operating expenses, common area maintenance charges, taxes or insurance premiums for calendar year 2003 shall be billed by Seller no later than April 30, 2004 and shall be adjusted between Seller and Purchaser based upon the respective percentages of the total related expenses paid by each of Purchaser and Seller for calendar year 2003.  When any item of proration which has been adjusted on an estimated basis becomes capable of exact determination, the party in possession of the facts necessary to make the determination shall send the other party a detailed report which adjusts the proration to exact amounts and the parties shall adjust the prior estimate within thirty (30) days after both parties have received said reports.

4.3.8        If any tenant under a Tenant Lease is in arrears in the payment of rent or any other charges (collectively, “Rent”) due from such tenant as of the Closing Date for any periods prior thereto, then any amounts received from such tenant subsequent to the Closing Date shall be applied in the following order of priority whether such rent be received by Seller or Purchaser:

(a)                                  first, to any rent due for the month in which the Closing occurs;

(b)                                 second, to the rent due for any month subsequent to the Closing which rent is not a prepayment at the time paid; and

(c)                                  third, to all months prior to the month in which the Closing occurred. The parties shall promptly calculate those amounts due to Seller and deliver them to Seller with the monthly accounting described in Section 5.4.

Purchaser shall not be obligated to incur any cost or expense or institute any litigation to collect delinquent rents or other costs or charges owed to Seller, but to the extent Purchaser collects any such delinquent amounts, Purchaser shall promptly remit to Seller, any rents or other amounts, less reasonable out-of-pocket costs of collection, due Seller for the period prior to the Closing. If Purchaser fails to use reasonable efforts to collect delinquent rents, Seller shall be entitled to undertake action including legal proceedings (strictly for money damages expressly excluding, however, any unlawful detainer or other eviction proceeding) to collect any rents or other amounts due Seller for the period prior to the Closing so long as the rents are applied in accordance with this Section 4.3.

4.3.9        The remaining balances held in the reserve funds by Lender pursuant to the Loan Agreement between the Company and Lender dated as of November 19, 2002, shall be provided as a credit to Seller at Closing.  The names and current amounts of those funds are shown on Schedule 4.3.9.  These amounts are subject to change, and Purchaser and Seller agree that the amount of the credit shall be the balances in those funds as of the Closing Date.

4.3.10      Notwithstanding anything contained herein to the contrary, six months after the Closing Date, all adjustments and prorations shall become final and no further adjustments or prorations shall be done. The provisions of this Section 4.3 shall survive closing.

Section 4.4.           Risk of Loss; Possession.  The risk of loss or damage to the Property by fire or other casualty before Closing shall be assumed by Seller.  Seller shall deliver possession of the Interests to Purchaser on the date of Closing and the condition of the Property shall be in the condition required by this Agreement.  The risk of loss or damage to the Property by fire or other casualty after Closing shall be assumed by Purchaser.

Section 4.5.           “As-Is” Purchase.  Other than as expressly set forth in this Agreement, the transfer of control over the Property effectuated by virtue of the sale of the Interests from Seller to Purchaser is in an “AS IS, WHERE IS” condition and “WITH ALL FAULTS” as of the date of this Agreement and as of the Closing.  Except as expressly set forth in this Agreement, no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any partner, officer, manager, member, person, firm, agent or representative acting or purporting to act on behalf of Seller as to the condition or repair of the Property or the value, expense of operation, or income potential thereof or as to any other fact or condition which has or might affect the Property or the condition, repair, value, expense of operation or income potential of the Property or any portion thereof.  The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Agreement and the Exhibits and the Schedules hereto annexed, which alone fully and completely express their agreement, and that this Agreement has been entered into after full investigation, or with the parties satisfied with the opportunity afforded for investigation, neither party relying upon any statement or representation by the other unless such statement or representation is specifically embodied in this Agreement or the Exhibits or the Schedules annexed hereto.  To the extent that Seller has provided or hereafter may provide to Purchaser information from any inspection, engineering or environmental reports concerning asbestos or harmful or toxic substances, Seller makes no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of such reports.  Purchaser acknowledges that Seller has requested Purchaser to inspect fully the Property and investigate all matters relevant thereto and to rely upon the results of Purchaser’s own inspections or other information obtained or otherwise available to Purchaser, as well as Seller’s representations set forth in this Agreement.  The terms and provisions of this paragraph shall survive Closing or any termination of this Agreement.

ARTICLE V

SPECIAL PROVISIONS

Section 5.1.           Real Estate Commissions.  Seller and Purchaser each represent and warrant that no person or entity is entitled to any brokerage commission, finder’s fee or similar compensation in connection with the execution and delivery of this Agreement or the consummation of the transaction herein contemplated except as provided in Section 2.1(d) and 2.2(b) hereof.  Seller and Purchaser agree to indemnify and hold harmless the other from and against any and all costs and expenses, including court costs and reasonable attorney’s fees, arising out of or related to any claim, demand, or cause of action made or asserted by any other real estate agent, broker or sales person claiming to be entitled to compensation as a result of this transaction or arising out of the acts of the indemnitor.  The foregoing indemnity provision shall survive Closing on the Interests.

Section 5.2.           Eminent Domain.  If any portion of the Property shall be taken by eminent domain or be the subject of pending or threatened eminent domain proceedings on or before the Closing, Purchaser at its option, within five days of such event, may either terminate this Agreement, in which event the Deposit shall be promptly refunded to Purchaser, or proceed to the Closing, in which event Purchaser shall receive all awards paid or payable with respect to such taking.

Section 5.3.           Interim Operating Covenants.  Seller covenants to Purchaser that Seller will cause the Company to do the following:

(a)           Operations.  From the Effective Date until the earlier of the termination of this Agreement or Closing, continue to operate, manage and maintain the Improvements in the ordinary course of the Company’s business and substantially in accordance with the Company’s present, first class practice, subject to ordinary wear and tear;

(b)           Maintain Insurance.  From the Effective Date until the earlier of the termination of this Agreement or Closing, maintain the Company’s current level of insurance coverage on the Property;

(c)           Service Contracts.  From the Effective Date until the earlier of the termination of this Agreement or Closing, not enter into any service contract other than in the ordinary course of business, provided, in all events such service contract is terminable on thirty (30) days notice without penalty or unless Purchaser consents thereto in writing;

(d)           Notices.  To the extent received by Seller, from the Effective Date until the earlier of the termination of this Agreement or Closing, promptly deliver to Purchaser copies of written default notices, notices of lawsuits and notices of violations affecting the Property and any and all notices delivered or received from tenants in connection with the Tenant Leases;

(e)           Market Property.  Between the Effective Date and the Closing Date, not market the Property or the Interests for sale to any other party;

(f)            New Leases.  Between the Effective Date and the Closing Date, not enter into any new Tenant Leases or amend any existing Tenant Leases without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, except that the Company may, without Purchaser’s consent, enter new Tenant Leases, so long as:  (i) the term is at least five (5) years; (ii) the rent per square foot is at least $23.50 on a gross basis; and (iii) the tenant improvement allowance does not exceed $30.00 per square foot for first generation space or $15.00 per square foot for second generation space and (iv) Seller immediately provides a copy of the applicable lease documents to Purchaser.

(g)           No New Title Conditions.  Between the Effective Date and the Closing Date, not voluntarily create any liens, easements or other conditions affecting any portion of the Property or the Interests without the prior written consent of Purchaser, which shall not be unreasonably withheld.

(h)           Maintenance of Loan.  Between Effective Date and the Closing Date, make all payments of principal and interest required by the Loan to be made prior to Closing and perform all of the obligations, terms and provisions thereof on the part of the Seller to be performed.

ARTICLE VI

DEFAULTAND INDEMNIFICATION

Section 6.1.           Default by Seller.  In the event of any default by Seller under this Agreement, Purchaser may as its sole and exclusive alternate remedies, (i) terminate this Agreement and (a) receive a refund of the Deposit and (b) solely in the event of Seller’s willful default, payment to Purchaser of all of its actual third party costs and expenses incurred in connection with this transaction, (ii) commence an action for specific performance of this Agreement,  or (iii) waive all claims on account of such default and proceed to Closing.  Election of one or more of the aforesaid remedies shall preclude an election of others.

Section 6.2.           Default by Purchaser/Liquidated Damages.  If Purchaser defaults in its obligations under this Agreement, Seller shall be entitled to receive the Deposit as Seller’s sole and exclusive remedy, which is hereby agreed to be adequate liquidated damages for Purchaser’s default hereunder, and Seller shall have no other rights or remedies.

Section 6.3.           Notice of Default.  In the event of a default by either party hereto of any representation or warranty which shall survive Closing, the non-defaulting party shall give the defaulting party not less than ten (10) days written notice of default in the manner required by Section 8.2 hereof, during which time, the defaulting party shall be entitled to cure the default.

Section 6.4.           Seller’s Indemnification.  To the extent not covered by insurance, Seller agrees to indemnify, to defend and to hold Purchaser harmless from and against any and all losses, costs, liabilities, expenses and damages (including, without limitation, reasonable attorneys’ fees and expenses) incurred on account of any action, proceeding, demand or claim asserted by a third party (a “Third Party Claim”) caused by Seller’s ownership, use, or operation of the Company or (indirectly) the Property prior to the Closing.

Section 6.5.           Purchaser’s Indemnification.  To the extent not covered by insurance, Purchaser agrees to indemnify, to defend and to hold Seller harmless from and against any and all losses, costs, liabilities, expenses and damages (including, without limitation, reasonable attorneys’ fees and expenses) incurred on account of any Third Party Claim caused by Purchaser’s ownership, use, or operation of the Company or (indirectly) the Property after the Closing.

Section 6.6.           Defense of Third Party Claims.  Any person entitled to indemnification hereunder (an “Indemnified Party”) shall give prompt written notice to any person who is obligated to provide indemnification hereunder  (an “Indemnifying Party”) of the commencement or assertion of any Third Party Claim in respect of which such Indemnified Party shall seek indemnification hereunder.  Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have to such Indemnified Party under this Section 6.6 if the Indemnified Party can demonstrate that the failure to give such notice did not materially prejudice such Indemnifying Party.  The Indemnifying Party shall have the right to assume control of the defense of, settle, or otherwise dispose of such Third Party Claim on such terms as it deems appropriate; provided, however, that:

(a)           The Indemnified Party shall be entitled, at its own expense, to participate in the defense of such Third Party Claim.

(b)           The Indemnified Party shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission, or acknowledgement of the validity of such Third Party Claim or any liability in respect thereof, which written approval will not be unreasonably withheld.

(c)           The Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgement of any Third Party Claim  (i) as to which the Indemnifying Party fails to assume the defense within a reasonable length of time or (ii) to the extent the Third Party Claim seeks an order, injunction, or other equitable relief against the  Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Indemnified Party;  provided, however, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgement which would give rise to liability on the part of any Indemnifying Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

The parties hereto shall extend reasonable cooperation in connection with the defense of any Third Party Claim pursuant to this Article 6 and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals, as may be reasonably requested.

Section 6.7.           Survival, Limit.  The indemnification obligations set forth in this Article 6 shall survive the Closing for a period of one (1) year following Closing, except for such obligations with respect to the matters identified in Schedule 2.1(g), the survival of which shall not be so limited.  Seller’s and Purchaser’s maximum obligation under Sections 6.4, 6.5 and 6.6 shall be $250,000.00.

ARTICLE VII

MISCELLANEOUS

Section 7.1.           Assignment/Successors and Assigns.  Purchaser’s rights under this Agreement shall be assignable by Purchaser, without consent of Seller, to its parent entity, Corporate Office Properties Trust (“COPT”), Corporate Office Properties, L.P. (“COPLP”) or to any entity or affiliate in which either COPT or COPLP shall have at least 10% equity ownership interest.  This assignment may be accomplished by Purchaser without the express written consent of Seller, but with notice to Seller, and with strict proof made by Purchaser. No such assignment shall operate to relieve Purchaser from any obligation hereunder. Any further or other assignment by Purchaser shall require Seller’s prior written consent, which Seller may grant or withhold in its sole discretion.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

Section 7.2.           Notices.  All notices required or permitted to be given hereunder shall be in writing and sent by overnight delivery service (such as Federal Express), in which case notice shall be deemed given on the day after the date sent, or by personal delivery, in which case notice shall be deemed given on the date received, or by certified mail, in which case notice shall be deemed given three (3) days after the date sent, or by fax (with copy by overnight delivery service), in which case notice shall be deemed given on the date sent, to the appropriate address indicated below or at such other place or places as any party may, from time to time, respectively, designate in a written notice given to the other in the manner described above.

To Seller:	CROWN POINT, L.L.C. c/o Robinson Development Group, Inc. 150 West Main Street, Suite 1100 Norfolk, Virginia 23510 Attention: Timothy S. Culpepper Telefax: (757) 490-1200

With a copy to:	F. Brian Schneiderman Troutman Sanders LLP 150 West Main Street, Suite 1600 Norfolk, Virginia 23510 Telefax: (757) 687-1506

To Purchaser:	COPT Acquisitions, Inc. c/o Corporate Office Properties Trust 8815 Centre Park Drive, Suite 400 Columbia, MD 21045-2272 Attention: General Counsel
Fax No.: 410-740-1174
Telephone No.: 410-730-9092

To Escrow Agent:	Pioneer Title Columbus Centre Virginia Beach, VA 23462
Fax No.: (757) 671-7540
Telephone No.: (757) 623-1996

Section 7.3.           Governing Law.  This Agreement shall be governed by the laws of Maryland, excluding its choice of law provisions.

Section 7.4.           Merger.  This Agreement constitutes the entire agreement between the parties, supersedes any prior written or oral understanding or agreements and may not be modified except by written instrument executed by all of the parties hereto.  Except for the Representations and Warranties of Seller and the provision for survival thereof all as provided in Section 2.1, and the survival of the provisions set forth in 3.1, 4.5  and 5.1 hereof, this Agreement shall be terminated at Closing by merger with the delivery of the Deed.

Section 7.5.           1031 Exchange.  Purchaser hereby acknowledges that Seller may utilize the tax laws of the United States, as promulgated and enforced by the Internal Revenue Service, to later effect a “like kind” tax deferred exchange under Internal Revenue Code (I.R.C.) Section 1031 in order to reduce, mitigate or otherwise defer the tax liability to Seller as a consequence of the sale and acquisition contemplated hereby.  Purchaser agrees to cooperate with Seller, and at the instruction of tax counsel of Seller, to assist in the accomplishment of any such tax planning and 1031 “like kind” exchange; provided, however, (i) Purchaser shall not be required to acquire or take title to any exchange property, (ii) Purchaser shall not be required to incur any expense or liability whatsoever in connection with the exchange, including, without limitation, any obligation for the payment of any escrow, title, brokerage or other costs including attorneys’ fees incurred with respect to the exchange, (iii) Seller shall not be released from any of its obligations, warranties or representations set forth in this Agreement or from liability for any prior or subsequent default under this Agreement, which obligations shall continue as the obligations of a principal and not of a surety or guarantor, (iv) Seller shall give Purchaser at least five (5) days prior notice of the proposed changes required to effect such exchange and the identity of any party to be substituted in the escrow, (v) Seller shall be responsible for preparing all additional agreements, documents and escrow instructions (collectively, the “Exchange Documents”) required by the exchange, at its sole cost and expense, (vi) Seller shall be responsible for making all determinations as to the legal sufficiency, tax considerations and other considerations relating to the proposed exchange, the Exchange Documents and the transactions contemplated thereby, and Seller shall in no event be responsible for, or in any way be deemed to warrant or represent any tax or other consequences of the exchange transaction, and (vii) the election to effect such an exchange shall not delay or postpone the Closing of the transaction as defined herein.  In connection with any “like kind” exchange, Purchaser agrees that Seller’s rights, interests and obligations under this Agreement may be assigned to a “qualified intermediary” as such term is defined in the regulations issued under Internal Revenue Code Section 1031; provided, however, any such assignment shall not release Seller from any of its obligations, warranties or representations set forth in this Agreement or from liability for any prior or subsequent default under this Agreement, which obligations shall continue as obligations of a principal and not a surety or guarantor.

Seller hereby acknowledges that Purchaser may utilize the tax laws of the United States, as promulgated and enforced by the Internal Revenue Service, to later effect a “like kind” tax deferred exchange under Internal Revenue Code (I.R.C.) Section 1031 in order to reduce, mitigate or otherwise defer the tax liability to Purchaser as a consequence of the sale and acquisition contemplated hereby.  Seller agrees to cooperate with Purchaser, and at the instruction of tax counsel of Purchaser, to assist in the accomplishment of any such tax planning and 1031 “like kind” exchange; provided, however, (i) Seller shall not be required to acquire or take title to any exchange property, (ii) Seller shall not be required to incur any expense or liability whatsoever in connection with the exchange, including, without limitation, any obligation for the payment of any escrow, title, brokerage or other costs including attorneys’ fees incurred with respect to the exchange, (iii) Purchaser shall not be released from any of its obligations, warranties or representations set forth in this Agreement or from liability for any prior or subsequent default under this Agreement, which obligations shall continue as the obligations of a principal and not of a surety or guarantor, (iv) Purchaser shall give Seller at least five (5) days prior notice of the proposed changes required to effect such exchange and the identity of any party to be substituted in the escrow, (v) Purchaser shall be responsible for preparing all additional agreements, documents and escrow instructions (collectively, the “Exchange Documents”) required by the exchange, at its sole cost and expense, (vi) Purchaser shall be responsible for making all determinations as to the legal sufficiency, tax considerations and other considerations relating to the proposed exchange, the Exchange Documents and the transactions contemplated thereby, and Purchaser shall in no event be responsible for, or in any way be deemed to warrant or represent any tax or other consequences of the exchange transaction, and (vii) the election to effect such an exchange shall not delay or postpone the Closing of the transaction as defined herein.  In connection with any “like kind” exchange, Seller agrees that Purchaser’s rights, interests and obligations under this Agreement may be assigned to a “qualified intermediary” as such term is defined in the regulations issued under Internal Revenue Code Section 1031; provided, however, any such assignment shall not release Purchaser from any of its obligations, warranties or representations set forth in this Agreement or from liability for any prior or subsequent default under this Agreement, which obligations shall continue as obligations of a principal and not a surety or guarantor.

Section 7.6.           Counterparts.  This Agreement may be executed in several counterparts, including by facsimile, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

Section 7.7.           Severability.  Every provision of this Agreement is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid, such illegal or invalid term or provision shall not affect the other terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

Section 7.8.           Interpretation.  The captions and headings throughout this Agreement are for convenience and reference only and the words contained therein shall in no way be held to define or add to the interpretation, construction or meaning of any provision of this Agreement.

Section 7.9.           Recordation.  Neither this Agreement nor any memorandum hereof may be recorded or filed.  Any attempted recordation of this Agreement or a memorandum hereof by either party shall constitute a material default by such party.

Section 7.10.        Attorney’s Fees.  If any party files an action to enforce the provisions of this Agreement and said party prevails in connection with the action, said party shall be entitled to recover reasonable legal fees and costs incurred by it in connection with such action from the non-prevailing party.

Section 7.11.        Authority.  Each of the parties to this Agreement represents and warrants that it has full power and authority to execute this Agreement and to perform its obligations herein, and that any and all consents and approvals necessary or required in connection therewith have been obtained.

Section 7.12.        Calculation of Time Periods.  Unless otherwise specified herein, in computing any period of time, the day of the act or event after which the designated period of time beings to run is not be to included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or a nationally recognized legal holiday or a legal holiday under the laws of the state in which the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday.  The final day of any such period shall be deemed to end at 5:00 p.m. Eastern Standard Time (EST).

Section 7.13.        SEC Reporting Requirements.  For the period commencing on the date hereof and continuing through the first anniversary of the Closing Date, and without limitation of other document production otherwise required of Seller hereunder, Seller shall, from time to time, upon reasonable advance written notice from Purchaser, provide Purchaser and its representatives, with (i) all financial, leasing and other information pertaining to the period of Seller’s ownership of the Interests and operation of the Property, which information is relevant and reasonably necessary, in the opinion of Purchaser’s outside, third party accountants (the “Accountants”), to enable Purchaser and its Accountants to prepare financial statements and to conduct audits of such financial statements in accordance with generally accepted auditing standards, such that Purchaser shall be in compliance with any or all of (a) Rule 3-05 or 3-14 of Regulation S-X of the Securities and Exchange Commission (the “Commission”), as applicable; (b) any other rule issued by the Commission and applicable to Purchaser; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Purchaser; and (ii) a representation letter, signed by the individual(s) responsible for Seller’s financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required by the Accountants to render an opinion concerning Seller’s financial statements.  Purchaser shall pay all of Seller’s costs and expenses incurred in fulfilling these obligations.

Section 7.14.        Confidentiality.  Seller and Purchaser each covenant that (i) prior to Closing it shall not issue any press release or public statement (a “Release”) with respect to the transactions contemplated by this Agreement without the prior consent of the other, except to the extent required by law or the regulations of the Securities and Exchange Commission, and (ii) after Closing, any Release issued by Seller or Purchaser shall be subject to the review and approval of the other (which approval shall not be unreasonably withheld).  If Seller or Purchaser is required by law to issue a Release, such party shall, at least two (2) Business Days prior to the issuance of the same, deliver a copy of the proposed Release to the other for review.

WITNESS the following signatures and seals.

SELLER:

CROWN POINT, L.L.C.
A Delaware limited liability company

	By:	/s/ Thomas E. Robinson

	By:	CROWN POINT MANAGER, INC.
a Maryland corporation Sole Manager

	By:	/s/ Thomas E. Robinson
		Name:	Thomas E. Robinson
		Title:	President
		Date:	November 21, 2003

CROWN POINT MANAGER, INC.
a Maryland corporation

	By:	/s/ Thomas E. Robinson
		Name:	Thomas E. Robinson
		Title:	President
		Date:	November 21, 2003

/s/ Thomas E. Robinson
	Thomas E. Robinson		(date)

PURCHASER:
COPT ACQUISITIONS, INC.
a Delaware corporation

	By:	/s/ Roger A. Waesche, Jr.	(SEAL)

		Name:	Roger A. Waesche, Jr.
		Title:	Senior Vice President
		Date:	November 24, 2003

LIST OF EXHIBITS

Exhibit A	Organizational Documents

Exhibit B	Legal Description

Exhibit C	Intentionally Deleted

Exhibit D	Intentionally Deleted

Exhibit E	Form of Tenant Estoppel Certificate

Exhibit F	Form of Assignment of Membership Interests

Exhibit G	Form of Notice to Tenant

Exhibit H	Form of Certificate of Representations and Warranties for Seller

LIST OF SCHEDULES

Schedule 1.2(d)	Excluded Personal Property

Schedule 1.3(b)	Loan Documents

Schedule 2.1(e)(i)	Rent Roll & Security Deposit Ledger

Schedule 2.1(g)	Litigation

Schedule 2.1(h)	Service Contracts

Schedule 2.1(i)	Leasing Commissions

Schedule 2.1(l)	Financial Information of the Company

Schedule 2.1(p)	Tenant Inducement Costs

Schedule 3.1	Lender’s Assumption Checklist

Schedule 4.3.9	Reserve Funds

EXHIBIT B

LEGAL DESCRIPTION

BEING KNOWN AND DESIGNATED as Lot Numbered Six (6) in Block Lettered “A” in the subdivision known as “GAITHERSBURG NORTH RESEARCH AND DEVELOPMENT CENTER”, as per Plat thereof recorded in Plat Book 189 at Plat No. 20777, among the Land Records of Montgomery County, Maryland.

(Said property being formerly known as: Lots numbered Four (4) and Five (5) in Block lettered “A” in the subdivision known as “GAITHERSBURG NORTH RESEARCH AND DEVELOPMENT CENTER”, as per plat thereof recorded in Plat Book 155 at Plat 17604, among the Land Records of Montgomery County, Maryland.)

The plat of resubdivision that created Lot 6, Block A, (from Lots 4 and 5, Block A), GAITHERSBURG NORTH RESEARCH AND DEVELOPMENT CENTER was properly prepared and recorded July 7, 1998 in Plat Book 189 at Plat 20777 among the Land Records of Montgomery County, Maryland.

TOGETHER WITH easements as contained in the Declaration of Covenants, Conditions and Restrictions for Crown Point Corporate Center dated February 19, 1986 and recorded February 21, 1986 among the aforementioned Land Records in Liber 7027, folio 401 as supplemented and amended by Notice of Addition of Real Property subject to the Declaration of Covenants, Conditions and Restrictions for Crown Point Corporate Center dated May 29, 1986 and recorded in Liber 7138, folio 200 and by Second Notice of Addition of Real Property subject to the Declaration of Covenants, Conditions and Restrictions for Crown Point Corporate Center dated May 29, 1987 and recorded in Liber 7724, 156 and by Third Notice of Addition of Real Property subject to the Declaration of Covenants, Conditions and Restrictions for Crown Point Corporate Center dated December 1, 1987 and recorded in Liber 8048, folio 216 and by Fourth Notice of Addition of Real Property subject to the Declaration of Covenants, Conditions and Restrictions for Crown Point Corporate Center dated March 16, 1988 and recorded in Liber 8191, folio 536 and by Fifth Notice of Addition of Real Property subject to the Declaration of Covenants, Conditions and Restrictions for Crown Point Corporate Center dated May 27, 1988 and recorded in Liber 8296, folio 889.